Exhibit (h)(2)(xix)

AMENDMENT TO ADMINISTRATION AND

SHAREHOLDER SERVICES AGREEMENT

This Amendment to Administration and Shareholder Services Agreement (this "Amendment"), effective as of April 30, 2020, is made by and between Matthews International Funds (the "Trust") and Matthews International Capital Management, LLC ("Matthews," and together with the Trust, the "Parties").

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Administration and Shareholder Services Agreement, dated as of August 31, 2004, as amended August 12, 2005, August 11, 2006, August 31, 2007, September 15, 2008, November 30, 2009, May 19, 2011, November 30, 2011, April 30, 2013, September 1, 2013, September 1, 2014, April 30, 2015, November 30, 2015 and April 29, 2016 by and between the Trust and Matthews (the "Agreement").

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Matthews agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for (i) the addition of one separate series of the Trust; (ii) the renaming of an existing series of the Trust; and (iii) the removal of one separate series of the Trust that was liquidated effective March 29, 2019.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.The addition of the Matthews Emerging Markets Equity Fund, the renaming of the Matthews Asia Total Return Bond Fund (formerly known as the Matthews Asia Strategic Income Fund), and the removal of the Matthews Asia Focus Fund as set forth on the attached amended Exhibit A.

2.The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Exhibit A attached hereto, to be signed by their duly authorized officers as of the date set forth below.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL
CAPITAL MANAGEMENT, LLC
By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name: John P. McGowan		Name: William J. Hackett
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	April 29, 2020	Date:	April 29, 2020

EXHIBIT A

MATTHEWS INTERNATIONAL FUNDS

FUND SCHEDULE

(updated April 30, 2020)

Fund

•Matthews Asia Growth Fund

•Matthews Asia Dividend Fund

•Matthews Pacific Tiger Fund

•Matthews Asian Growth and Income Fund

•Matthews Asia Innovators Fund

(name changed on April 29, 2016)

•Matthews China Fund

•Matthews India Fund

•Matthews Japan Fund

•Matthews Korea Fund

•Matthews Asia Small Companies Fund

•Matthews China Dividend Fund

•Matthews China Small Companies Fund

•Matthews Asia Total Return Bond Fund (name changed on January 31, 2020)

•Matthews Emerging Asia Fund

•Matthews Asia ESG Fund

•Matthews Asia Value Fund

•Matthews Asia Credit Opportunities Fund

•Matthews Emerging Markets Equity Fund

Effective Date

August 31, 2004

August 11, 2006

August 31, 2004

August 31, 2004

August 31, 2004

August 31, 2004

August 12, 2005

August 31, 2004

August 31, 2004

September 15, 2008

November 30, 2009

May 31, 2011

November 30, 2011

April 30, 2013

April 30, 2015

November 30, 2015

April 29, 2016

April 30, 2020

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL
MANAGEMENT, LLC
By:	/s/ John P. McGowan	By:	/s/ William J. Hackett
Name: John P. McGowan		Name: William J. Hackett
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	April 29, 2020	Date:	April 29, 2020